SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) May 7, 2003

Credit Suisse First Boston Mortgage Securities Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-77054 (Commission File Number)	13-3320910 (IRS Employer ID Number)

                                                     11 MADISON AVENUE, NEW YORK, N.Y.                  10010

(Address of principal executive offices)

      (Zip Code)

Registrant’s Telephone Number,

(212) 325-2000

including area code:

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events.

This Current Report on Form 8-K is being filed to file a copy of the Pooling and Servicing Agreement dated as of February 1, 2003, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, DLJ Mortgage Capital, Inc., as seller, Fairbanks Capital Corp., as servicer and special servicer, The Murrayhill Company, as credit risk manager and U.S. Bank National Association, as trustee (the “Pooling and Servicing Agreement”), in connection with the issuance by Home Equity Asset Trust 2003-2 of Home Equity Pass-Through Certificates, Series 2003-2.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(q)

Not applicable.

(r)

Not applicable.

(s)

Exhibits:

4.1	Pooling and Servicing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE CORP.
By: /s/ Brian L. Simons__
Name: Brian L. Simons
Title: Vice President

Dated:  May 7, 2003

EXHIBIT 4.1